SEVERANCE AGREEMENT



         THIS SEVERANCE AGREEMENT (the "Agreement") is made and entered into as of the 11th day of December, 1998, by and between EVANS & SUTHERLAND COMPUTER CORPORATION, a Utah corporation (the "Company") and MARK McBRIDE (the "Executive").

                              W I T N E S S E T H:

         WHEREAS, the Company has determined that is appropriate and in the best interests of the Company to provide to the Executive protection in the event of certain terminations of the Executive's employment relationship with the Company in accordance with the terms and conditions contained herein and the Executive desires to have such protection.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the Company and the Executive hereto mutually covenant and agree as follows:

1.   DEFINITIONS.

     Whenever used in this Agreement, the following terms shall have the meanings set forth below:

          a. "Accrued Benefits" shall mean the amount payable not later than ten
     (10) days following an applicable Termination Date and which shall be equal to the sum of the following amounts:

               (i) All salary earned or accrued through the Termination Date;

               (ii) Reimbursement for any and all monies advanced in connection with the Executive's employment for reasonable and necessary expenses incurred by the Executive through the Termination Date;

               (iii) Any and all other cash benefits previously earned through the Termination Date and deferred at the election of the Executive or pursuant to any deferred compensation plans then in effect;

               (iv) All other payments and benefits to which the Executive may be entitled under the terms of any benefit plan of the Company.

          b. "Act" shall mean the Securities Exchange Act of 1934;

          c. "Affiliate" shall have the same meaning as given to that term in Rule 12b-2 of Regulation 12B promulgated under the Act;

          d. "Base Period Income" shall be an amount equal to the Executive's "annualized includable compensation" for the "base period" as defined in Sections 280G(d)(1) and (2) of the Code and the regulations adopted thereunder;

          e. "Beneficial Owner" shall have the same meaning as given to that term in Rule 13d-3 of the General Rules and Regulations of the Act, provided that any pledgee of Company voting securities shall not be deemed to be the Beneficial Owner thereof prior to its disposition of, or acquisition of voting rights with respect to, such securities;

          f. "Board" shall mean the Board of Directors of the Company;

          g. "Cause" shall mean any of the following:

               (i) The engaging by the Executive in fraudulent conduct, as evidenced by a determination in a binding and final judgment, order or decree of a court or administrative agency of competent jurisdiction, in effect after exhaustion or lapse of all rights of appeal, in an action, suit or proceeding, whether civil, criminal, administrative or investigative, which the Board determines, in its sole discretion, has a significant adverse impact on the Company in the conduct of the Company's business;

               (ii) Conviction of a felony, as evidenced by a binding and final judgment, order or decree of a court of competent jurisdiction, in effect after exhaustion or lapse of all rights of appeal, which the Board determines, in its sole discretion, has a significant adverse impact on the Company in the conduct of the Company's business;

               (iii) Neglect or refusal by the Executive to perform the Executive's duties or responsibilities (unless significantly changed without the Executive's consent); or

               (iv) A significant violation by the Executive of the Company's established policies and procedures;

         Notwithstanding the foregoing, Cause shall not exist under Sections 1(g)(iii) and (iv) herein unless the Company furnishes written notice to the Executive of the specific offending conduct and the Executive fails to correct such offending conduct within the thirty (30) day period commencing on the receipt of such notice.

          h. "Change of Control" shall mean a change in ownership or managerial control of the stock, assets or business of the Company resulting from one or more of the following circumstances:

               (i) A change of control of the Company, of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Act, or any successor regulation of similar import, regardless of whether the Company is subject to such reporting requirement;

               (ii) A change in ownership of the Company through a transaction or series of transactions, such that any Person or Persons (other than any current officer of the Company or member of the Board) is (are) or become(s), in the aggregate, the Beneficial Owner(s), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the Company's then outstanding securities;

               (iii) Any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the common stock of the Company would be converted into cash (other than cash attributable to dissenters' rights), securities or other property provided by a Person or Persons other than the Company, other than a consolidation or merger of the Company in which the holders of the common stock of the Company immediately prior to the consolidation or merger have approximately the same proportionate ownership of common stock of the surviving corporation immediately after the consolidation or merger;

               (iv) The shareholders of the Company approve a sale, transfer, liquidation or other disposition of all or substantially all of the assets of the Company to a Person or Persons;

               (v) During any period of two (2) consecutive years, individuals who, at the beginning of such period, constituted the Board of Directors of the Company cease, for any reason, to constitute at least a majority thereof, unless the election or nomination for election of each new director was approved by the vote of at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of the period;

               (vi) The filing of a proceeding under Chapter 7 of the Federal Bankruptcy Code (or any successor or other statute of similar import) for liquidation with respect to the Company;

               (vii) The filing of a proceeding under Chapter 11 of the Federal Bankruptcy Code (or any successor or other statute of similar import) for reorganization with respect to the Company if in connection with any such proceeding, this Agreement is rejected, or a plan of reorganization is approved an element of which plan entails the liquidation of all or substantially all the assets of the Company.

     A "Change of Control" shall be deemed to occur on the actual date on which any of the foregoing circumstances shall occur; provided, however, that in connection with a "Change of Control" specified in Section 1(h)(vii), a "Change of Control" shall be deemed to occur on the date of the filing of the relevant proceeding under Chapter 11 of the Federal Bankruptcy Code (or any successor or other statute of similar import).

          i. "Change of Control Period" shall mean the period commencing on the date a Change of Control occurs and ending on the second anniversary of such Change of Control;

          j. "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time;

          k. "Disability" shall mean a physical or mental condition whereby the Executive is unable to perform on a full-time basis the customary duties of the Executive under this Agreement;

          l. "Federal Short Term-Rate" shall mean the rate defined in Section 1274(d)(1)(C)(i) of the Code;

          m. "Good Reason" shall mean:

               (i) The required relocation of the Executive, without the Executive's consent, to an employment location which is more than seventy-five (75) miles from the Executive's employment location on the day preceding the date of this Agreement;

               (ii) The removal of the Executive from or any failure to reelect the Executive to any of the positions held by the Executive as of the date of this Agreement or any other positions to which the Executive shall thereafter be elected or assigned except in the event that such removal or failure to reelect relates to the termination by the Company of the Executive's employment for Cause or by reason of death, Disability or voluntary retirement;

               (iii) A significant adverse change, without the Executive's written consent, in the nature or scope of the Executive's authority, powers, functions, duties or responsibilities, or a material reduction in the level of support services, staff, secretarial and other assistance, office space and accoutrements available to a level below that which was provided to the Executive on the day preceding the date of this Agreement and that which is necessary to perform any additional duties assigned to the Executive following the date of this Agreement, which change or reduction is not generally effective for all executives employed by the Company (or its successor) in the Executive's class or category; or

               (iv) Breach or violation of any material provision of this Agreement by the Company;

          n. "Gross Income" shall mean the average compensation earned by the Executive for purposes of Section 61 of the Code for the prior two (2) taxable years, plus any other compensation payable to the Executive by the Company, whether taxable or non-taxable.

          o. "Notice of Termination" shall mean the notice described in Section 3 herein;

          p. "Person" shall mean any individual, partnership, joint venture, association, trust, corporation or other entity, other than an employee benefit plan of the Company or an entity organized, appointed or established pursuant to the terms of any such benefit plan;

          q.  "Termination  Date" shall mean,  except as  otherwise  provided in
     Section 3 herein,

               (i) The Executive's date of death;

               (ii) Thirty (30) days after the delivery of the Notice of Termination if the Executive's employment is terminated by the Executive voluntarily; and

               (iii) Thirty (30) days after the delivery of the Notice of Termination if the Executive's employment is terminated by the Company for any reason other than death or Disability;

          r. "Termination Payment" shall mean the payment described in Section 2 herein;

          s. "Total Payments" shall mean the sum of the Termination Payment and any other "payments in the nature of compensation" (as defined in Section 280G of the Code and the regulations adopted thereunder) to or for the benefit of the Executive, the receipt of which is contingent on a Change of Control and to which Section 280G of the Code applies.

2.       TERMINATION PAYMENT.

          a. If during a Change of Control Period, the Executive's employment is terminated by the Executive for Good Reason or by the Company for any reason other than death, Disability, or Cause, the Termination Payment payable to the Executive by the Company or an affiliate of the Company shall be two and one-half (2.5) times the Executive's Gross Income for the year preceding the Termination Date.

          b. It is the intention of the Company and the Executive that no portion of the Termination Payment and any other "payments in the nature of compensation" (as defined in Section 280G of the Code and the regulations adopted thereunder) to or for the benefit of the Executive under this Agreement, or under any other agreement, plan or arrangement, be deemed to be an "excess parachute payment" as defined in Section 280G of the Code. It is agreed that the present value of the Total Payments shall not exceed an amount equal to two and ninety-nine hundredths (2.99) times the Executive's Base Period Income, which is the maximum amount which the Executive may receive without becoming subject to the tax imposed by Section 4999 of the Code or which the Company may pay without loss of deduction under Section 280G(a) of the Code. Present value for purposes of this Agreement shall be calculated in accordance with the regulations issued under Section 280G of the Code. Within sixty (60) days following delivery of the Notice of

     Termination or notice by the Company to the Executive of its belief that there is a payment or benefit due the Executive which will result in an excess parachute payment as defined in Section 280G of the Code, the Executive and the Company shall, at the Company's expense, obtain such opinions as more fully described hereafter, which need not be unqualified, of legal counsel and certified public accountants or a firm of recognized executive compensation consultants. The Executive shall select said legal counsel, certified public accountants and executive compensation consultants; provided, however, that if the Company does not accept one (1) or more of the parties selected by the Executive, the Company shall provide the Executive with the names of such legal counsel, certified public accountants and/or executive compensation consultants as the Company may select; provided, further, however, that if the Executive does not accept the party or parties selected by the Company, the legal counsel, certified public accountants and/or executive compensation consultants selected by the Executive and the Company, respectively, shall select the legal counsel, certified public accountants and/or executive compensation consultants, whichever is applicable, who shall provide the opinions required by this Section 2(d). The opinions required hereunder shall set forth (a) the amount of the Base Period Income of the Executive, (b) the present value of Total Payments and (c) the amount and present value of any excess parachute payments. In the event that such opinions determine that there would be an excess parachute payment, the Termination Payment or any other payment determined by such counsel to be includable in Total Payments shall be reduced or eliminated as specified by the Executive in writing delivered to the Company within thirty (30) days of his or her receipt of such opinions or, if the Executive fails to so notify the Company, then as the Company shall reasonably determine, so that under the bases of calculation set forth in such opinions there will be no excess parachute payment. The provisions of this Section 2(d), including the calculations, notices and opinions provided for herein shall be based upon the conclusive presumption that the compensation and other benefits, including but not limited to the Accrued Benefits, earned on or after the date of Change of Control by the Executive pursuant to the Company's compensation programs if such payments would have been made in the future in any event, even though the timing of such payment is triggered by the Change of Control, are reasonable compensation for services rendered prior to the Change of Control; provided, however, that in the event legal counsel so requests in connection with the opinion required by this Section 2(d), a firm of recognized executive compensation consultants, selected by the Executive and the Company pursuant to the procedures set forth above, shall provide an opinion, upon which such legal counsel may rely, as to the reasonableness of any item of compensation as reasonable compensation for services rendered prior to the Change of Control by the Executive. In the event that the provisions of Sections 280G and 4999 of the Code are repealed without succession, this Section 2(d) shall be of no further force or effect;

          c. The Termination Payment shall be payable in a lump sum not later than ten (10) days following the Executive's Termination Date. Such lump sum payment shall not be reduced by any present value or similar factor. Further, the Executive shall not be required to mitigate the amount of such payment by securing other employment or otherwise and such payment shall not be reduced by reason of the Executive securing other employment or for any other reason.

3.       TERMINATION NOTICE AND PROCEDURE.

         Any termination by the Company or the Executive of the Executive's employment during the Employment Period shall be communicated by written Notice of Termination to the Executive, if such Notice of Termination is delivered by the Company, and to the Company, if such Notice of Termination is delivered by the Executive, all in accordance with the following procedures:

          a. The Notice of Termination shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances alleged to provide a basis for termination;

          b. Any Notice of Termination by the Company shall be approved by a resolution duly adopted by a majority of the directors of the Company then in office;

          c.  If  the  Executive  shall  in  good  faith  furnish  a  Notice  of
     Termination for Good Reason and the Company notifies the Executive that a dispute exists concerning the termination, within the fifteen (15) day period following the Company's receipt of such notice, the Executive shall continue the Executive's employment during such dispute. If it is thereafter determined that (i) Good Reason did exist, the Executive's Termination Date shall be the earlier of (A) the date on which the dispute is finally determined, by mutual written agreement of the parties, (B) the date of the Executive's death or (C) one day prior to the second (2nd) anniversary of a Change of Control, and the Executive's Termination Payment, if applicable, shall reflect events occurring after the Executive delivered the Executive's Notice of Termination; or (ii) Good Reason did not exist, the employment of the Executive shall continue after such determination as if the Executive had not delivered the Notice of Termination asserting Good Reason;

          d. If the Executive gives notice to terminate his employment for Good Reason and a dispute arises as to the validity of such dispute, and the Executive does not continue his employment during such dispute, and it is finally determined that the reason for termination set forth in such Notice of Termination did not exist, if such notice was delivered by the Executive, the Executive shall be deemed to have voluntarily terminated the Executive's employment other than for Good Reason.

4.      REMEDIES AND JURISDICTION.

          a. The Executive hereby acknowledges and agrees that a breach of the agreements contained in this Agreement will cause irreparable harm and damage to the Company, that the remedy at law for the breach or threatened breach of the agreements set forth in this Agreement will be inadequate, and that, in addition to all other remedies available to the Company for such breach or threatened breach (including, without limitation, the right to recover damages), the Company shall be entitled to injunctive relief for any breach or threatened breach of the agreements contained in this Agreement;

          b. All claims, disputes and other matters in question between the parties arising under this Agreement, shall, unless otherwise provided herein, be decided by arbitration in Salt Lake City, Utah, in accordance with the Model Employment Arbitration Procedures of the American Arbitration Association (including such procedures governing selection of the specific arbitrator or arbitrators), unless the parties mutually agree otherwise. The Company shall pay the costs of any such arbitration. The award by the arbitrator or arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any state or Federal court having jurisdiction thereof.

5.       ATTORNEYS' FEES.

         In the event that either party hereunder institutes any legal proceedings in connection with its rights or obligations under this Agreement, the prevailing party in such proceeding shall be entitled to recover from the other party, all costs incurred in connection with such proceeding, including reasonable attorneys' fees, together with interest thereon from the date of demand at the rate of twelve percent (12%) per annum.

6.       SUCCESSORS.

         This Agreement and all rights of the Executive shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, estates, executors, administrators, heirs and beneficiaries. In the event of the Executive's death, all amounts payable to the Executive under this Agreement shall be paid to the Executive's surviving spouse, or the Executive's estate if the Executive dies without a surviving spouse. This Agreement shall inure to the benefit of, be binding upon and be enforceable by, any successor, surviving or resulting corporation or other entity to which all or substantially all of the business and assets of the Company shall be transferred whether by merger, consolidation, transfer or sale.

7.       ENFORCEMENT.

         The provisions of this Agreement shall be regarded as divisible, and if any of said provisions or any part hereof are declared invalid or unenforceable by a court of competent jurisdiction, the validity and enforceability of the remainder of such provisions or parts hereof and the applicability thereof shall not be affected thereby.

8.       AMENDMENT OR TERMINATION.

         This Agreement may not be amended or terminated during its term, except by written instrument executed by the Company and the Executive.

9.       ENTIRE AGREEMENT.

         This Agreement sets forth the entire agreement between the Executive and the Company with respect to the subject matter hereof, and supersedes all prior oral or written agreements, negotiations, commitments and understandings with respect thereto.

10.      VENUE; GOVERNING LAW.

         This Agreement and the Executive's and Company's respective rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of Utah without giving effect to the provisions, principles, or policies thereof relating to choice or conflict laws.

11.      NOTICE.

         Notices given pursuant to this Agreement shall be in writing and shall be deemed given when received, and if mailed, shall be mailed by United States registered or certified mail, return receipt requested, addressee only, postage prepaid, if to the Company, to:

                  Company:    Evans & Sutherland Computer Corporation
                              600 Komas Drive
                              Salt Lake City, Utah 84108
                              Attn:  Chief Financial Officer
                              Fax: (801) 588-4500

                  Executive:  Mark McBride
                              600 Komas Drive
                              Salt Lake City, Utah  84108
                              Fax: (801) 588-4500

or to such other address as the Company shall have given to the Executive or, if to the Executive, to such address as the Executive shall have given to the Company.

12.      NO WAIVER.

         No waiver by either party at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by the other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or any prior or subsequent time.

13.      HEADINGS.

         The headings herein contained are for reference only and shall not affect the meaning or interpretation of any provision of this Agreement.

14.      COUNTERPARTS.

         This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Executive has executed this Agreement, on the date and year first above written.

                                    "COMPANY"


                                      EVANS & SUTHERLAND COMPUTER
                                      CORPORATION, a Utah corporation


                                      By:___/S/ JAMES R. OYLER_______________
                                      Its:__CHIEF OPERATING OFFICER__________



                                   "EXECUTIVE"

                                   /S/ MARK MCBRIDE
                                  --------------------------------------
                                  MARK McBRIDE